FORM OF LOCK-UP AGREEMENT

Velocity Financial, Inc.

Public Offering of Common Stock

Dated as of ____________________, 2020

Wells Fargo Securities, LLC

Citigroup Global Markets Inc.

JMP Securities LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue
New York, New York 10152

c/o Citigroup Global Markets Inc.
388 Greenwich Avenue
New York, New York 10013

c/o JMP Securities LLC
600 Montgomery Street
San Francisco, California 94111

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Velocity Financial, Inc., a Delaware corporation (the “Company”), Wells Fargo Securities, LLC (“Wells Fargo”), Citibank Global Markets Inc. (“Citi”) and JMP Securities LLC (“JMP”), as representatives of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering of common stock (the “Common Stock”) of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 180th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo, Citi and JMP, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wells Fargo, Citi and JMP, transfer any Common Stock or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock or other capital stock:

(1) as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution; provided that if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be,

(2) if the undersigned is a corporation, partnership, a limited liability company, a trust or other business entity, to (i) a partner, member, stockholder or holder of another equity interest, as the case may be, of the undersigned (including, for the avoidance of doubt, any dividend or distribution-in-kind of the Common Stock to such persons) if, in any such case, such transfer is not for value (ii) another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the 1934 Act) of the undersigned,

(3)  if the undersigned is a trust, to the beneficiary of such trust;

(4) to the undersigned’s affiliates or any investment fund or other entity controlled or managed by the undersigned

(5) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (4);

(6) to the Company (i) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase Common Stock granted by the Company pursuant to any employee benefit plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, where any Common Stock received by the undersigned upon any such exercise will be subject to the terms of this lock-up agreement, or (ii) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Common Stock or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, in each case on a “cashless” or “net exercise” basis, where any Common Stock received by the undersigned upon any such exercise or vesting will be subject to the terms of this lock-up agreement; provided that any filing under Section 16(a) of the 1934 Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Common Stock was solely to the Company;

(7) by operation of law pursuant to an order of a court or regulatory agency (for purposes of this letter agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction) or divorce settlement; provided that any filing under Section 16(a) of the 1934 Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, that such transfer is by operation of law pursuant to an order of court or regulatory agency or divorce settlement;

(8) to the Company pursuant to any put or call provisions of existing employment agreements and equity grant documents; provided that any filing under Section 16(a) of the 1934 Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Common Stock or capital stock was solely to the Company;

(9) from an executive officer to the Company upon death, disability or termination of employment, in each case, of such executive officer;

(10) acquired in the Offering or in open-market or privately negotiated transactions after the completion of the Offering;

(11) in response to a bona fide third party tender offer, merger, consolidation or other similar transaction made to or with all holders of capital stock involving a “change of control” (as defined below) of the Company occurring after the consummation of the Offering, that has been approved by the board of directors of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock shall remain subject to the terms of this agreement; for purposes of this clause (11), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of at more than 50% of total voting power of the voting stock of the Company;

(12) if the undersigned is an entity, the pledge, hypothecation or other granting of a security interest in Common Stock or securities convertible into or exchangeable for Common Stock to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such Common Stock or such securities, provided, that the undersigned or the Company, as the case may be, shall provide Wells Fargo, Citi and JMP prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest;

(13) the entry into a trading plan established in accordance with Rule 10b5-1 under the 1934 Act, provided that, in the case of this clause (13), (i) sales under any such trading plan may not occur during the Lock-Up Period and (ii) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Lock-Up Period;

(14)to the undersigned’s direct or indirect general partner or managing member or to certain officers or members thereof in connection with such officers’ or members’ donation to charitable organizations, family foundations or donor-advised funds at sponsoring organizations; provided that if any reports under the 1934 Act are required to be filed as a result of such transfer, such reports shall include a statement to the effect that such filing relates to a transfer in connection with a donation to a charitable organization, family foundation or donor-advised fund at a sponsoring organization;

(15)  to the Underwriters pursuant to the Underwriting Agreement;

(16) any transfer of equity interests in Velocity Financial LLC for equity interests in the Company in connection with the conversion of Velocity Financial, LLC into a corporation in connection with the Offering, it being understood that any shares of Common Stock received by the undersigned upon such transfer shall be subject to this agreement;

provided, however, that (A) in the case of any transfer described in clause (1) through (5) above, it shall be a condition to the transfer that the transferee executes and delivers to Wells Fargo, Citi and JMP, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Wells Fargo, Citi and JMP, (B) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock shall be required to be made during the Lock-Up Period and (C) in the case of a transfer pursuant to clauses (1) through (5), (9), (10) (13) and (14) above, no voluntary filing with the Securities and Exchange Commission or other voluntary public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

If a lock-up agreement signed by any Significant Holder (as defined below) of the Company relating to the Offering is waived or released by the Underwriters, a percentage of the capital stock of the Company held by the undersigned together with its affiliates, taken as a whole, and that is subject to this agreement that is equal to the percentage of the total number of shares of Common Stock (on an as exercised or as-converted basis) subject to the restrictions of such lock-up agreement beneficially owned by such Significant Holder that are the subject of such waiver or release shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein; provided, however, that in the case of an early release from the restrictions described herein prior to the termination of this agreement in connection with an underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Company’s Common Stock (an “Underwritten Sale”), such early release shall only apply with respect to the undersigned and its affiliates participating in such Underwritten

Sale. For the purposes of the foregoing, a “Significant Holder” shall mean any person or entity that beneficially owns 1% or more of the Fully Diluted Capitalization (as defined below). Notwithstanding any other provisions of this agreement, the provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not involving a disposition for value and the transferee agrees in writing to be bound by the same terms described in this lock-up agreement (or the lock-up agreement signed by such Significant Holder) to the extent and for the duration of the Lock-Up Period. For the purposes of the foregoing, the “Fully Diluted Capitalization” shall mean the total number of issued and outstanding shares of Common Stock plus the number of shares issuable upon exercise or conversion of any option, warrant or other security exercisable for or convertible into Common Stock.

The Underwriters shall notify the undersigned in advance of any such release. Further, if a lock-up agreement in respect of shares of Common Stock is executed between any stockholder of the Company, on the one hand, and any of the Underwriters, on the other hand, with terms that are more favorable to such stockholder than the terms of this agreement, then the Underwriters shall advise the undersigned of such terms in writing and this agreement shall be deemed to have been amended to incorporate such terms.

Prior to engaging in any transaction or taking any other action that is subject to the restrictions imposed by this agreement at any time during the period from and including the date of this agreement, the undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, if such demand would require the Company during the Lock-Up Period to publicly file, or make a public announcement of its intention to file, a registration statement, and (ii) the Company may, with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Securities pursuant to the Underwriting Agreement (except in each case insofar as any such rights pertain to the sale of shares of Common Stock by the undersigned to the Underwriters pursuant to the Underwriting Agreement), provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

If the undersigned is an officer or director of the Company, (1) Wells Fargo, Citi and JMP agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock or other securities, they will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Wells Fargo, Citi and JMP to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. The undersigned acknowledges and agrees that Wells Fargo, Citi and JMP may elect whether or not to grant any such release or waiver in its sole and absolute discretion.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If for any reason (1) Underwriting Agreement is not executed by the parties thereto prior to _________, 2020, (2) the Underwriting Agreement is terminated (other than the provisions thereof which survive termination) after execution prior to the Closing Date (as defined in the Underwriting Agreement), or (3) the Company notifies Wells Fargo, Citi and JMP in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Offering, this agreement shall automatically be terminated and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

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